Exhibit 99.1

Kemper Corporation 200 East Randolph Street Suite 3300 Chicago, IL 60601 kemper.com
Press Release
Kemper Announces Schedule for Fourth Quarter 2024 Earnings Release
Provides Initial Insight on 1Q2025 California Wildfire Losses

CHICAGO, January 22, 2025 — Kemper Corporation (NYSE: KMPR) today announced that after the markets close on Wednesday, February 5, Kemper intends to issue its fourth quarter 2024 earnings release and financial supplement. The company expects to file its annual report on Form 10-K with the Securities and Exchange Commission shortly thereafter. Following their publication, these documents will be available in the investor section of kemper.com.

Catastrophe Losses - First Quarter 2025 Wildfires
Kemper has limited exposure to the California wildfires. Preliminary estimated losses attributable to the wildfires incurred to date in the first quarter 2025 are less than $1 million.

CONFERENCE CALL DETAILS
Kemper will host its conference call to discuss fourth quarter 2024 results on Wednesday, February 5, at 5:00 pm Eastern (4:00 pm Central). The conference call will be accessible via the internet and telephone at 888.259.6580, Conference ID 79586. To listen via webcast, register online at the investor section of kemper.com at least 15 minutes before the webcast to install any necessary software. A replay of the webcast will be available online at the investor section of kemper.com.

About Kemper
The Kemper family of companies is one of the nation's leading specialized insurers. With approximately $13 billion in assets, Kemper is improving the world of insurance by providing affordable and easy-to-use personalized solutions to individuals, families and businesses through its Kemper Auto and Kemper Life brands. Kemper serves over 4.8 million policies, is represented by 22,200 agents and brokers, and has 7,500 associates dedicated to meeting the ever-changing needs of its customers. Learn more about Kemper.

Contacts
Investors: Michael Marinaccio, 312.661.4930, investors@kemper.com
News Media: Barbara Ciesemier, 312.661.4521, bciesemier@kemper.com